Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-197093) of Rayonier Advanced Materials Inc. of our report dated June 27, 2018, relating to the financial statements and supplemental schedule of the Rayonier Advanced Materials Inc. Fernandina Plant Savings Plan for Hourly Employees which appear in this Form 11-K for the year ended December 31, 2017.

/s/ Ennis, Pellum & Associates, P.A.

Ennis, Pellum & Associates, P.A.
Jacksonville, Florida
June 27, 2018